REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees and Shareholders of Van Kampen Trust for Investment Grade New York Municipals
In planning and performing our audit of the financial statements of Van Kampen Trust for Investment Grade New York Municipals (the "Trust") as of and for the year ended October 31, 2006 (on which we have issued our report dated January 11, 2007), in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Trust's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Trust's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affect the Trust's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Trust's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, as discussed below, we noted the following deficiency in the design of the Fund's internal control over financial reporting, that we consider to be a material weakness, as defined above, as of October 31, 2006.

The Trust's controls related to the review and analysis of the relevant terms and conditions of certain transfers of securities were not designed to appropriately determine whether the transfers qualified for sale accounting under the provisions of Statement of Financial Accounting Standards No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." As a result of this weakness, material adjustments to the Trust's financial statements and financial highlights as of and for the period ended October 31, 2006, prior to their filing, were recorded to appropriately account for such transfers of securities as secured borrowings, rather than sales. The effects of the adjustments on the financial statements were to increase assets and liabilities by corresponding and equal amounts, and to increase interest income and interest expense by corresponding and equal amounts. Additionally adjustments were made to certain ratios reported in the financial highlights for the current year. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the financial statements as of and for the year ended October 31, 2006, of the Trust and this report does not affect our report on such financial statements.
This report is intended solely for the information and use of shareholders, management and the Board of Trustees of Van Kampen Trust for Investment Grade New York Municipals and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP

Chicago, Illinois
January 11, 2007